SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549




                          FORM 8-K





                       CURRENT REPORT
                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
July 20, 1994

                            Illinois Central Corporation
      Exact name of Registrant as specified in its charter




     Delaware                  1-10720                 13-3545405
 (State or other jurisdiction (Commission         (IRS Employer
 of incorporation)             File Number)       Identification No.)




455 N. Cityfront Plaza Drive, Chicago, Il.        60611-5504
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (312) 755-7500

Item 5.  Other Events

         Exhibit

         28  Registrant's press release dated July 19, 1994.


                           SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.







                                     ILLINOIS CENTRAL CORPORATION





                                     /s/JOHN V. MULVANEY
                                      John V. Mulvaney

                                      Controller



Date: July 20, 1994

                                              Exhibit 28



      ILLINOIS CENTRAL AGREES IN PRINCIPLE TO ACQUIRE
                 KANSAS CITY SOUTHERN RAILWAY


Chicago, Illinois, and Kansas City, Missouri, (July 19, 1994)-- Illinois Central Corporation (NYSE: IC) and Kansas City Southern Industries, Inc. (NYSE: KSU) jointly announced today that they have signed a letter of intent providing for the acquisition by Illinois Central Corporation of the Kansas City Southern Railway and certain related assets. The Kansas City Southern Railway is a subsidiary of Kansas City Southern Industries.

The acquisition will be accomplished by a merger of Illinois Central Corporation and Kansas City Southern Industries, Inc. immediately following the spin-off by Kansas City Southern Industries to its shareholders of the stock of a subsidiary holding its financial services businesses, which consist principally of DST Systems, Inc. and the Janus Capital Corporation. The acquisition, which is subject to receipt of a favorable Internal Revenue Service ruling, the negotiation of definitive documentation and a shareholder vote of both companies, is expected to be completed in the first half of 1995. Illinois Central Corporation will account for this transaction as a purchase. Since the definitive agreements remain to be negotiated, there can be no assurance that a transaction will ultimately be consummated.

Kansas City Southern Industries' shareholders will receive, on a tax-free basis, a distribution of approximately 21.2 million share of Illinois Central Corporation common stock and stock of a company which will hold shares of Kansas City Southern Industries' non-rail operations. In addition, the letter of intent anticipates that Illinois Central Corporation will assume approximately $929 million of Kansas City Southern Industries' indebtedness and provide $6 million to purchase its preferred stock.

The combination of the Illinois Central Railroad and the Kansas City Southern Railway will, under the common control of Illinois Central Corporation, create an important rail network which will serve 14 midwestern and southern states and link the geographical markets of Chicago, New Orleans, Memphis, Kansas City, Port Arthur, Dallas and Birmingham. The combined railroads will have revenues in excess of $1 billion and a greatly expanded geographic reach. Currently, the two railroads serve primarily different geographic markets with no meaningful overlap in route systems. Kansas City Southern Railway provides north/south service between Kansas City and Beaumont/Port Arthur/Lake Charles, while the Illinois Central Railroad serves the Chicago to New Orleans corridor. The proposed transaction will create more competitive alternatives for the two railroads' customers. Kansas City Southern Railway's customers will gain improved access to the northeast, and Illinois Central Railroad's customers will enjoy improved access the west, southwest and southeast. The combination will enhance the corridors of service linking Chicago with Dallas and the southeast, enabling the railroads to expand their service to the growing intermodal markets. The railroads will have a balanced commodity base with coal, chemicals, lumber/paper and grain, in addition to intermodal.

To complete the acquisition, the Illinois Central Railroad will be placed in trust pending Interstate Commerce Commission approval of the common control of the two railroads. The companies are confident that this transaction will be approved by the Interstate Commerce Commission and expect the approval process to be completed within a year from the submission of an application.

At the closing of the transaction, E. Hunter Harrison, currently the Illinois Central Railroad's President and Chief Executive Officer, will become President and Chief Executive Officer of the Kansas City Southern Railway, and Gerald Mohan will become President and Chief Executive Officer of the Illinois Central Railroad with John McPherson as Chief Operating Officer. Mr. Mohan currently is Senior Vice President - Marketing of the Illinois Central Railroad and has been affiliated with the company for more than 34 years. Mr. McPherson is currently Senior Vice President - Operations of the Illinois Central Railroad. Gilbert H. Lamphere will retain his position as Chairman of the Illinois Central Corporation, which will be the parent company of both railroads upon completion of the acquisition. Illinois Central expects that Kansas City Southern Railway's employees and key management will continue to be involved in the operation of that railroad.

Mr. Lamphere said, "This transaction presents a unique opportunity to create additional value for the Illinois Central and Kansas City Southern shareholders. We believe that by combining a disciplined focus on efficient and low cost operations, a broadened and balanced commodity base and a greatly expanded service area, we will have substantial revenue growth and increased profitability."

Mr. Harrison added, "This is an important addition to our twin objectives of continued revenue growth and generating attractive returns on invested capital. The acquisition of the Kansas City Southern Railway extends the geographic reach of both railroads, enhancing our position with our customers as the most efficient and effective means of transportation." Harrison added the following specific points supporting the rationale:

      Kansas City Southern Railway has achieved annual compound growth in carloadings during the last five years of approximately 6% (excluding intermodal), a trend we believe we can continue to build upon given Kansas City Southern
      Railway's strong industrial base.

      The initiation of a disciplined scheduled service will dramatically improve our service offerings and permit future revenue opportunities.

      The configuration of our railroads will permit more direct routings of customer traffic providing increased revenue opportunities.

      The Kansas City Southern Railway has spent almost $350 million in capital expenditures in the last three years.
      This well-maintained plant will permit future capital expenditures to be reduced.

      Cost improvements can be achieved in a variety of areas, including elimination of duplicative administrative functions, consolidation of locomotive fleets, more efficient use of yards and other operating efficiencies, all designed to ensure that the railroads will remain among the most profitable in the U.S.

Landon H. Rowland, President and Chief Executive Officer of Kansas City Southern Industries, Inc., commented, "The combination of the two railroads is a tremendous opportunity for Kansas City Southern Industries' shareholders, employees and customers. By adopting the best of both railroads, we can offer greater financial strength for our shareholders, better service for our customers and the improved opportunities for our employees that come with growth. At the same time excellent growth opportunities for our financial services operations will be greatly enhanced. Both our transaction processing and asset management businesses have excellent market positions with exciting prospects for improved revenue and earnings. Our plans are to pursue these opportunities vigorously."

Illinois Central is being advised by The Bridgeford Group and Simpson Thacher & Bartlett. Kansas City Southern Industries' advisors are CS First Boston Corporation; Watson, Ess, Marshall
& Enggas and Proskauer Rose Goetz & Mendelsohn.

Illinois Central Corporation is a holding company whose principal subsidiary, Illinois Central Railroad, operates a 2,700-mile freight railroad in six states between Chicago and the Gulf of Mexico.

Kansas City Southern Industries, Inc. is a holding company, one of whose principal subsidiaries, The Kansas City Southern Railway, operates a 2,700-mile main line freight railroad in 11 states, principally between Kansas City and Port Arthur, Texas, and between Dallas and Birmingham, Alabama and serves principal ports in the Gulf of Mexico.